Exhibit 10.9

NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION AWARD TO NON-EMPLOYEE DIRECTOR PURSUANT TO
THE UNIVERSAL INSURANCE HOLDINGS, INC.
2009 OMNIBUS INCENTIVE PLAN, AS AMENDED

FOR GOOD AND VALUABLE CONSIDERATION, Universal Insurance Holdings, Inc. (the “Company”) hereby grants, pursuant to the provisions of the Company's 2009 Omnibus Incentive Plan, as amended (the “Plan”), to the Optionee designated in this Notice of Grant of Non-Qualified Stock Option Award to Non-Employee Director (the “Notice of Grant”) an option to purchase the number of shares of common stock of the Company set forth in the Notice (the “Shares”), subject to the restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Stock Option Award (collectively, the “Agreement”). The Optionee further acknowledges receipt of the information statement describing important provisions of the Plan. Capitalized words not otherwise defined in this Notice of Grant have the meaning set forth in the accompanying Terms and Conditions.

Optionee:	Type of Option: Non-Qualified Stock Option
Exercise Price per Share:	Date of Grant:
Total Number of Shares:	Expiration Date:
Vesting Schedule: Vesting is accelerated in full upon a Change in Control under Section 2(c).
Exercise After Termination of Service:
Termination of Service for any reason other than death: if non-vested, the Option expires immediately and if vested, the Option remains exercisable for thirty (30) days following the Optionee's Termination of Service with the Board.
Termination of Service due to death: the entire Option, whether vested or non-vested, is exercisable by the Optionee's Beneficiary for six (6) months after the Optionee's Termination of Service.
In no event may this Option be exercised after the Expiration Date as provided above.

By signing below, the Optionee agrees that this Non-Qualified Stock Option Award is granted under and governed by the terms and conditions of the Plan and this Agreement.

Participant                    UNIVERSAL INSURANCE HOLDINGS, INC.
a Delaware corporation
_________________________
Signature                    By:________________________
_________________________
Print Name                    Name:_____________________
_________________________
Address                     Its:_________________________

TERMS AND CONDITIONS OF STOCK OPTION AWARD

1.Grant of Option. The Option granted to the Optionee and described in the Notice of Grant is subject to the terms and conditions of the 2009 Omnibus Incentive Plan, as amended (the “Plan”), which is incorporated by reference in its entirety into these Terms and Conditions of Stock Option Award (“Terms and Conditions”).
The Board of Directors of the Company (the “Board”) has authorized and approved the Plan, which has been approved by the stockholders of the Company. The Board has approved an award to the Optionee of a number of shares of the Company's common stock, conditioned upon the Optionee's acceptance of the provisions set forth in this Agreement within 60 days after this Agreement is presented to the Optionee for review. For purposes of this Agreement, any reference to the Company shall include a reference to any Affiliate.
This Option is a Non-Qualified Stock Option.

The Company intends that this Option not be considered to provide for the deferral of compensation under Section 409A of the Code and that this Agreement shall be so administered and construed. Further, the Company may modify the Plan and this Award to the extent necessary to fulfill this intent.
2.Exercise of Option.

(a)    Right to Exercise. This Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Agreement. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. The Board may, in its discretion, accelerate vesting of the Option.
(b)    Method of Exercise. The Optionee may exercise the Option by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
(c)    Acceleration of Vesting on Change in Control. Subject to the exceptions contained in Section 6.05 of the Plan, in the event of a Change in Control, all Options outstanding on the date of the Change in Control that have not previously vested or terminated under the terms of this Agreement shall be immediately and fully vested and exercisable
3.Method of Payment. If the Optionee elects to exercise the Option by submitting an Exercise Notice under Section 2(b) of this Agreement, the aggregate Exercise Price (as well as any applicable withholding or other taxes) shall be paid by cash or check; provided, however, that the Board may consent, in its discretion, to payment in any of the following forms, or a combination of them:
(a)    cash or check;

(b)    a “net exercise” (as described in the Plan) or such other consideration received by the Company under a cashless exercise program approved by the Company in connection with the Plan;
(c)    surrender of other Shares owned by the Optionee which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares and any applicable withholding; or
(d)    any other consideration that the Board deems appropriate and in compliance with applicable law.
4.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee; provided, however, that the Optionee may transfer the Options (i) pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder) or (ii) to any member of the Optionee's Immediate Family or to a trust, limited liability company, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more members of his Immediate Family by delivering to the Company a Notice of Assignment in a form acceptable to the Company. No transfer or assignment of the Option to or on behalf of an Immediate Family member under this Section 5 shall be effective until the Company has acknowledged such transfer or assignment in writing. “Immediate Family” means the Optionee's parents, spouse, children, siblings, and grandchildren. Following transfer, the Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. In the event an Option is transferred as contemplated in this Section 5, such Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
5.Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.
6.Withholding.
(a)    The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Optionee with respect to the Award.
(b)    The Optionee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 11.05 of the Plan.
(c)    Subject to any rules prescribed by the Committee, the Optionee shall have the right to elect to meet any withholding requirement (i) by having withheld from this Award at the appropriate time that number of whole shares of common stock whose fair market value is equal to the amount of any taxes required to be withheld with respect to such Award, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

7.Defined Terms. Capitalized terms used but not defined in the Agreement shall have the meanings set forth in the Plan.
8.Optionee Representations. The Optionee hereby represents to the Company that the Optionee has read and fully understands the provisions of the Notice, this Agreement and the Plan and the Optionee's decision to participate in the Plan is completely voluntary. Further, the Optionee acknowledges that the Optionee is relying solely on his or her own advisors with respect to the tax consequences of this stock option award.
9.Limitations on Exercises. Notwithstanding the other provisions of this Agreement, no option exercise or issuance of shares of Common Stock pursuant to this Agreement shall be effective if (i) the shares reserved under the Plan are not subject to an effective registration statement at the time of such exercise or issuance, or otherwise eligible for an exemption from registration, or (ii) the Company determines in good faith that such exercise or issuance would violate any applicable securities or other law, regulation or Company policy.
10.Miscellaneous.
(a)    Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.
(b)    Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
(c)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.
(d)    Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
(e)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
(f)    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.
(g)    Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement may be amended at any time by written agreement of the parties hereto.

(h)    No Right to Continued Employment. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Optionee's employment or service at any time.
(i)    Further Assurances. The Optionee agrees, upon demand of the Company or the Board, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Board, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.